UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date earliest event reported) January 27, 2017

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000	72-1229752

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 27, 2017, the Board of Directors (the “Board”) of Entergy Corporation (the “Company”) approved an amendment and restatement of the Company’s bylaws (the “Amended Bylaws”). The Amended Bylaws: (i) implement proxy access; (ii) update the advance notice procedures; and (iii) make certain other immaterial enhancements and technical changes.

New Section 7 of Article III of the Amended Bylaws implements proxy access and permits a stockholder, or group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting the greater of 2 or 20% of the Board, provided that the stockholder (or group) and each nominee satisfy the requirements specified in the Amended Bylaws. Proxy access will first be available in connection with the Company’s 2018 annual meeting of stockholders.

Section 6 of Article III and Article XII of the Amended Bylaws were amended to modify the deadline under which stockholders may nominate persons for election to the Board or bring business before an annual meeting of stockholders without including such matters in the Company’s proxy materials. As amended, nominations and notices of other business to be brought before an annual meeting generally must be submitted not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. In addition, the amendments expand upon and clarify the procedural and notification requirements applicable to any stockholder who wishes to nominate directors or propose business at an annual meeting of stockholders.

The amendments also make certain other immaterial enhancements and technical changes.

The foregoing description of the Amended Bylaws is qualified in its entirety by reference to the full text of the Amended Bylaws which are filed herewith as Exhibit 3.1 and incorporated herein by reference.

The Amended Bylaws are effective as of January 27, 2016; however, the Company will accept any nominations for the election of directors pursuant to Section 6 of Article III or any notice of matters to be presented for action at the 2017 annual meeting of stockholders pursuant to Article XII of the Amended Bylaws if such nomination or notice (as the case may be) would have been timely submitted within the time period prescribed by the Company’s bylaws as in effect immediately prior to the adoption of the Amended Bylaws.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Entergy Corporation Amended and Restated Bylaws, as amended on January 27, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
By: /s/ Marcus V. Brown_______
Marcus V. Brown Executive Vice President and General Counsel

Dated: January 27, 2017

EXHIBIT INDEX

Exhibit No.	Description
3.1	Entergy Corporation Amended and Restated Bylaws, as amended on January 27, 2017